Exhibit 10.2

                                                               EXECUTION VERSION



                   PATENT AND TECHNOLOGY SUB-LICENSE AGREEMENT



This Agreement is made as of July 15, 2005 by and among PHARLO IP, LLC, a Florida limited liability company ("Licensor"), TASKER CAPITAL CORP., a Nevada corporation ("Tasker"), and TASKER PRODUCTS IP HOLDINGS CORP., a Delaware corporation and wholly-owned subsidiary of Tasker ("Tasker Products").

                                    RECITALS

A. Pursuant to that certain License Agreement by and between Barry Cummins ("Cummins") and Licensor, dated July 15, 2005 and effective as of March 18, 2005 (the "Base License"), Licensor is the exclusive licensee under certain Intellectual Property listed and described on the attached Schedule A;

B. Tasker Products and its affiliates desire to exploit the Intellectual Property as set forth herein;

C. Tasker has previously conveyed consideration to various affiliates of Licensor in exchange for the right to exploit the Intellectual Property in certain Fields of Use;

D. Licensor desires to grant a royalty free license to Tasker Products on the terms and conditions set forth herein to enable Tasker Products and its affiliates to exploit the Intellectual Property in the Fields of Use and in the manner specified herein;

E. Licensor desires to get back a royalty free license from Tasker Products under certain other intellectual property rights identified herein for uses outside the Fields of Use contemplated by this Agreement; and

F. Licensor desires to use Tasker as a licensed source of supply for certain products to be used outside the Fields of Use in the manner specified herein.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties hereto agree as follows:

                                    AGREEMENT

1.    Definitions.

      1.1 "Asset Purchase Agreement" shall mean an Asset Purchase Agreement dated as of July 15, 2005 by and among Tasker, Tasker Products, Indian River Labs, L.L.C., Pharlo Citrus Technologies, Inc. ("PCTI"), Pharlo Citrus Properties Partnership, LLLP, and Coast to Coast Laboratories, LLC.

      1.2 "Effective Time" shall mean the Effective Time which is specified in the Asset Purchase Agreement.

      1.3 "Field of Use" shall mean the fields of use set forth on Schedule B attached hereto. ----------

      1.4 "Improvements" shall mean any additions, enhancements, improvements, or further developments made by or on behalf of, or acquired by, or under the control of Licensor relating to the Technology on or after the Effective Time having application in the Field of Use.

      1.5 "Intellectual Property" shall mean the Patents and Know How, including without limitation that which is described on Schedule A.

      1.6 "Know How" shall mean the know how, trade secrets and other proprietary information now known to and hereafter developed by or on behalf of Licensor relating to the Technology in the Field of Use.

      1.7 "Knowledge of the Licensor" shall mean the actual knowledge of any individual serving as an officer or manager of the Licensor.

      1.8   "Party"  or  "Parties"  shall  mean  Licensor,   Tasker  and  Tasker
            Products.

      1.9 "Patents" shall mean the patents and reissue application listed on Schedule A, and any patents obtained by Licensor on an Improvement in the Field of Use, whether or not listed on Schedule A.

      1.10 "PCTI Transferred Patents" shall mean the patent applications which are transferred by PCTI to Tasker Products pursuant to the Asset Purchase Agreement, together with any patent resulting therefrom, including any continuation, continuation-in-part, divisional, reexamination, or reissue that claim subject matter outside the Field of Use.

      1.11 "Products" shall mean products, compounds and devices embodying the Technology provided in the Field of Use.

      1.12 "Services" shall mean services that embody the Technology provided in the Field of Use.

      1.13 "Technology" shall mean a certain anti-microbial compound disclosed and claimed in the Patents, and methods, processes, and equipment for making and using such anti-microbial compound for end use in the Field of Use. In order to further clarify the understanding of the Parties to this Agreement, the Technology includes by way of example, and without limitation, (i) a concentrate which results from the combination of an acid with an ammonium compound in accordance with the manufacturing processes disclosed in the Patents ("Base Concentrate"), and (ii) blends and end products derived from the Base Concentrate ("Derivative Products").

      1.14  "Territory" shall mean the world.

      1.15 "Third Party Transaction" shall mean a transaction involving Licensor and an unaffiliated third party (other than Tasker, Tasker Products or any of their affiliates) pursuant to which the relevant third party would acquire rights under, in or related to the Patents outside the Field of Use.

      1.16 "Wynn Starr Agreement" shall mean the Exclusive Field of Use License Agreement and Product Sale Agreement made effective as of September 16, 2004, as amended, by and between Tasker, Wynn Starr Special
            Products, LLC, PCTI, Indian River Labs, LLC and Licensor, as in effect on the date hereof.

2.    Grant of License to Tasker Products.

      2.1 Licensor hereby grants to Tasker Products a royalty free exclusive (even as to Licensor), right and license under the Intellectual Property in the Territory to import, export, make, have made, manufacture, use, offer for sale and sell Products in the Field of Use and offer to provide and provide Services in the Field of Use.

      2.2 Tasker Products shall have the unqualified right, at its sole discretion, to sublicense and to assign to third parties all or any portion of the rights and licenses granted to it by Licensor in this Agreement. Such third parties include subsidiaries and affiliates of Tasker Products as well as entities having no affiliation to Tasker Products. All such assignees and sublicensees shall have the same rights and obligations as Tasker Products hereunder.

      2.3 Except as specifically set forth in Section 10 hereof, Tasker Products has no other obligation to import, export, make, have made, manufacture, use, offer for sale or sell Products, or to offer to provide or provide Services.

      2.4 Upon reasonable request from Licensor, Tasker Products will report to Licensor regarding its activities with respect to its use of the Technology, Products or Services.

3.    Improvements.

      3.1 Licensor agrees that all Improvements having application in the Field of Use made on or after the Effective Time shall become a part of the Intellectual Property and shall be automatically and immediately licensed to Tasker Products pursuant to this Agreement without further act or writing required.

      3.2 Licensor agrees to disclose in writing all Improvements to Tasker Products promptly upon discovery or development thereof in such full, clear and complete terms as to enable Tasker Products to make and use the same in the Field of Use. Such disclosure shall include without limitation conveying to Tasker Products any and all pertinent documentation and data in written and electronic form.

      3.3 None of Tasker or Tasker Products shall have any obligation to provide further consideration, payment or compensation of any kind to Licensor (or its affiliates, successors or assigns) in exchange for licensing Improvements as provided herein.

      3.4 All such Improvements shall be entered by the Parties hereto on Schedule A, but it is understood that a failure to so list an Improvement shall not be construed to mean that such Improvement is not a part of this Agreement and not a part of the Intellectual Property.

4.    Patents on Improvements.

      4.1 Licensor shall have the right, but not the obligation, to pursue timely patent protection for any and all Improvements within the Field of Use, in which case Licensor shall bear all costs and fees of prosecuting and maintaining such patent protection.

      4.2 Licensor shall have ninety (90) days from the development of an Improvement in which to decide to pursue patent protection for that Improvement. In the event that Licensor elects not to pursue patent protection for that Improvement in any country or jurisdiction, Licensor shall notify Tasker Products promptly in writing of its decision.

      4.3 Tasker Products shall have the right, but not the obligation, to pursue any patent on an Improvement in any country or jurisdiction upon being notified that Licensor has elected not to pursue patent protection in such country or jurisdiction, in which case Tasker Products shall bear all costs and fees of prosecuting and maintaining such patent protection.

      4.4 Each Party shall provide assistance and cooperation to the other to the extent necessary to prosecute and maintain patent protection as provided herein, including without limitation providing the signatures of inventors and providing necessary data and documentation.

5.    Right of First Refusal.

      5.1 If Licensor, from time to time desires to enter into a Third Party Transaction it shall first deliver to Tasker Products written notice of such intent describing in detail the terms of the proposed Third Party Transaction ("Licensor's Notice").

      5.2 Tasker Products may, within fifteen (15) calendar days after receipt of any Licensor's Notice, elect to enter into a transaction with Licensor for the same consideration and on the terms set forth in the Licensor's Notice. Such election shall be evidenced by a writing signed by Tasker Products and delivered to Licensor within such fifteen (15) calendar day period and shall be binding on Tasker Products. A closing of the transaction between Licensor and Tasker Products shall take place at a mutually agreed location as promptly as is possible in the circumstances.

      5.3 In the event that Tasker Products does not elect to enter into a transaction with Licensor on the terms of Licensor's Notice within fifteen (15) calendar days after Tasker Products' receipt of such Licensor's Notice, Licensor may enter into the Third Party
            Transaction with the applicable third party free of the rights of first refusal set forth in this Section 5 within ninety (90) --------- calendar days after the expiration of such 15-day period, on terms no more favorable to the third party licensee than those described in the Licensor's Notice. In the event that the Third Party Transaction is not consummated within such 90-day period, any subsequent attempt to enter into such a transaction shall be subject to this Section 5. ---------

6. Research and Development Assistance to Tasker and Tasker Products. Licensor shall supply research and development assistance to Tasker and Tasker Products pursuant to the following terms and conditions:

      6.1 Licensor shall promptly provide to Tasker and Tasker Products all technical assistance reasonably able to be provided by Licensor to implement, refine and exploit the Intellectual Property in the Field of Use.

      6.2 Such assistance shall include such planning, administration, and management of research and development activities in the Field of Use as the Parties hereto may agree upon and all reasonably necessary training, documentation and data that Licensor is reasonably able to provide.

      6.3 Such assistance shall also include Licensor promptly (but no later than ten (10) business days following a request by Tasker) providing qualified personnel, including without limitation David Creasey, Barry Cummins, and/or David Dickinson (to the extent they are available) to facilities designated by Tasker ("On-Site Assistance"), provided however that Licensor shall not be obligated to provide more than thirty (30) man-hours of On-Site Assistance by its personnel in any calendar month pursuant to this Section 6.

      6.4 Tasker and Tasker Products shall pay Licensor a fee ("R&D Fees") in quarterly installments commencing at the Effective Time and terminating upon the earlier to occur of (a) the later of the Termination Date (as defined in Section 16 hereunder) or the date this Agreement is no longer in force or effect pursuant to Section 16 hereunder or, (b) the termination of this Agreement pursuant to
            Section 9.3 hereunder. R&D Fees will be paid by Tasker and Tasker Products to Licensor in advance, prior to the calendar quarter for which they are payable. The R&D Fees will be as follows:

--------------   ----------   ----------   ----------   ----------   ----------  -----------------
                  For 2005     For 2006     For 2007     For 2008     For 2009    For Calendar
                                                                                  Years after 2009
--------------   ----------   ----------   ----------   ----------   ----------   ----------------
First                  --     $   75,000   $  250,000   $1,000,000   $2,000,000   $2,000,000
Calendar
Quarter
--------------   ----------   ----------   ----------   ----------   ----------   ----------------
Second                 --     $   75,000   $  250,000   $1,000,000   $2,000,000   $2,000,000
Calendar
Quarter
--------------   ----------   ----------   ----------   ----------   ----------   ----------------
Third           $   25,000   $  100,000   $  500,000   $1,000,000   $2,000,000   $2,000,000
Calendar
Quarter
--------------   ----------   ----------   ----------   ----------   ----------   ----------------
Fourth           $   75,000   $  100,000   $  500,000   $1,000,000   $2,000,000   $2,000,000
Calendar
Quarter
--------------   ----------   ----------   ----------   ----------   ----------   ----------------

      6.5 In addition, Tasker and Tasker Products shall reimburse Licensor on a monthly basis for reasonable travel expenses and any other out-of-pocket costs associated with providing the research and development assistance pursuant to this Section 6, subject to Tasker's reasonable approval of Licensor's substantiation of the same.

7.    Infringement.

      7.1 In the event that any Patent is infringed by an unauthorized party and such infringement occurs outside the Field of Use, Licensor shall have the right but not the obligation to enforce its rights under that Patent, including without limitation the bringing of a lawsuit for infringement of that Patent. In such event:

            (a) Tasker and Tasker Products shall cooperate to the extent reasonably necessary, including without limitation making records and personnel pertinent to the Patent, the Product and the Intellectual Property available to Licensor.

            (b) Licensor shall bear all costs and retain all monetary recovery resulting from any such litigation or other action to enforce that Patent.

            (c) Tasker Products shall have the right to participate in negotiating the terms of any settlement reached in the event that the settlement would affect the rights of Tasker Products in the Field of Use.

      7.2 In the event that any Patent is infringed by an unauthorized party and such infringement occurs within the Field of Use, Tasker Products shall have the right but not the obligation to enforce the rights of Licensor under that Patent, including without limitation the bringing of a lawsuit for infringement of that Patent. In such event:

            (a) Licensor shall cooperate to the extent reasonably necessary, including without limitation allowing suit to be brought in its name, making records and personnel pertinent to the Patent, the Product and the Intellectual Property available to Tasker Products.

            (b) Licensor may elect to participate in the enforcement in which case (i) Licensor and Tasker Products shall share all costs thereof evenly between them and (ii) Licensor and Tasker Products shall divide all monetary recovery resulting from any such litigation or other action to enforce that Patent (A)
                  first so that Licensor and Tasker Products are fully reimbursed for their costs and expenses relating to such litigation, (B) next, from any remaining amounts, until Licensor and Tasker Products recover the actual damages incurred by Licensor and Tasker Products as a result of such infringement and (C) any remaining recovery to be split evenly between Licensor and Tasker Products. If Licensor elects not to participate in the enforcement, then Tasker Products shall bear all costs and retain all monetary recovery resulting from any such litigation or other action to enforce that Patent.

            (c) Licensor shall have the right to participate in negotiating the terms of any settlement reached in the event that the settlement would affect the rights of Licensor outside the Field of Use.

      7.3 In the event that any Patent is infringed by an unauthorized party, such infringement occurs within the Field of Use and if and only if Tasker Products elects not to take action to enjoin such infringement, Tasker Products shall so notify Licensor and Licensor shall have the right but not the obligation to enforce that Patent, including without limitation the bringing of a lawsuit for infringement of that Patent. In such event:

            (a) Tasker Products shall cooperate to the extent reasonably necessary, including without limitation allowing suit to be brought in its name, making records and personnel pertinent to the Patent, the Product and the Intellectual Property available to Licensor.

            (b)   Licensor shall bear all costs and expenses of such litigation.

            (c) Licensor shall receive all monetary recovery from any such action or litigation.

            (d) Licensor shall control all aspects of any such litigation, except that Tasker Products shall have the right to participate in negotiating the terms of any settlement reached in the event that the settlement would affect the rights of Tasker Products in the Field of Use.

8. Royalty. The licenses exchanged between Licensor, on the one hand, and Tasker or Tasker Products, on the other hand, hereunder are both royalty free.

9.    Cummins Base Patent License.

      9.1 The Parties acknowledge and agree that (i) Licensor is obligated to make certain royalty payments to Cummins pursuant to the Base License (the "Base License Royalty Payments"), (ii) that a failure by Licensor to make such Base License Royalty Payments can lead to a termination of the Base License, and (iii) that a termination of the Base License would materially adversely affect Tasker Products.

      9.2   Upon  delivery  by  Cummins of any notice to  Licensor  pursuant  to
            Section  3   ("Defaults")   of  the  Base  License,   Cummins  shall
            simultaneously deliver a copy of such notice to Tasker Products.

      9.3 Prior to any termination of the Base License, (i) Licensor shall assign (and Cummins shall consent to the assignment of) that portion of the Base License representing all of the rights sublicensed to Tasker Products hereunder (such that Tasker Products receives a direct license of all of its rights hereunder from Cummins), and
            (ii) thereafter, Tasker and Tasker Products shall pay to Cummins the royalties provided to be paid by Licensor to Cummins under the Base License (calculated assuming this Agreement had remained in effect and that Licensor had received from Tasker and Tasker Products all amounts required to be paid under Sections 6 and 11 hereof). Upon the establishment of the direct license from Cummins to Tasker Products contemplated herein, all of Tasker's and Tasker Products' obligations under this Agreement shall terminate, with the exception of Sections 7.1 - 7.3, 9.1 - 9.3, 12.1 - 12.2, 14.1, 15.1 - 15.4,
            17, and 18.1 - 18.8 hereunder.


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


10.   Supply Agreement.

      10.1 For a period of twelve months from this date of this Agreement (the "Manufacturing Period"), Tasker will supply Licensor with up to one hundred gallons per month of Base Concentrate and/or Derivative Products for use outside the Field of Use at no cost to Licensor (other than costs associated with delivery). To facilitate this, Licensor, and to the extent necessary Tasker Products, hereby grants Tasker a worldwide non-exclusive royalty free license to manufacture Base Concentrate and Derivative Products solely for Licensor's use outside the Field of Use.

      10.2 From time to time during the Manufacturing Period , Licensor will issue purchase orders for Base Concentrate and/or Derivative Products setting forth specific quantities (subject to the monthly maximum set forth above) and indicating the location of delivery (which may be F.O.B Tasker's manufacturing plant) and desired delivery dates. Licensor shall issue orders in advance of desired delivery dates and Tasker shall use commercially reasonable efforts to supply and ship the Base Concentrate and/or Derivative Products consistent with such orders. Licensor shall be responsible for all costs associated with delivery of the Base Concentrate and/or Derivative Products.

      10.3 Nothing herein shall restrict Licensor's rights to obtain Base Concentrate and/or Derivative Products from a supplier other than Tasker for use outside the Field of Use.

11.   Wynn Starr Agreement.

      11.1 Beginning within thirty days after December 31, 2005 and within thirty days after each March 31, June 30, September 30 and December 31 thereafter: (i) Licensor agrees to pay over to Tasker that amount of any royalties which are actually received by Licensor from Wynn Starr pursuant to Section 4(c) of the Wynn Starr Agreement ("Wynn Starr Royalties") during the preceding calendar quarter up to and not to exceed the amount of any R&D Fees actually paid by Tasker and Tasker Products to Licensor pursuant to Section 6 hereunder during that same preceding calendar quarter, and (ii) to the extent that any Wynn Starr Royalties which are actually received by Licensor during the preceding calendar quarter exceed the R&D Fees actually paid by Tasker and Tasker Products to Licensor pursuant to Section 6 hereunder during that same preceding calendar quarter, Licensor agrees to pay over to Tasker one-third of the amount by which said Wynn Starr Royalties exceeded the R&D Fees actually paid by Tasker and Tasker Products to Licensor pursuant to Section 6 hereunder during that same calendar quarter.

      11.2 Notwithstanding the provisions of Section 11.1, in the event that, Licensor ceases to receive royalty payments in respect of sales by Wynn Starr (or any affiliate thereof or successor to any thereof) of products used in post-harvesting processing aids for the poultry industry based on technology licensed by Licensor to Tasker Products, Tasker Products hereby agrees that it will pay, or cause to be paid, to Licensor cash amounts equal to the royalties which Licensor is entitled to receive under Section 4(c) of the Wynn Starr Agreement with respect to such sales and which Licensor would not be required to pay over to Tasker pursuant to Section 11.1, and no such amount shall be required to be paid over to Tasker pursuant to
            Section 11.1.


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


12.   Grant Back of License Under PCTI Transferred Patents.

      12.1 Tasker Products hereby grants back to Licensor a worldwide exclusive, even as to Tasker Products, royalty-free, right and license to import, export, make, have made, manufacture, use, offer for sale and sell any inventions outside the Field of Use which are disclosed and claimed in the PCTI Transferred Patents. Tasker Products disclaims all representations and warranties, express or implied, with respect to such PCTI Transferred Patents.

      12.2 Subject to the limitations of Section 18.5 hereunder, Licensor shall have the right, to sublicense and to assign to third parties all or any portion of the rights and licenses granted to it by Tasker Products in Section 12.1, hereunder. Such third parties include subsidiaries and affiliates of Licensor as well as entities having no affiliation to Licensor. All such assignees and sub-licensees shall have the same rights and obligations as Licensor hereunder.

13.   Warranties and Representations.

      13.1 Warranties and Representations of Licensor. Licensor warrants and represents that:

            (a) Licensor has the necessary limited liability company authority and authorization to grant the licenses as set forth herein and to enter into this Agreement.

            (b) The Patents are owned by Barry W. Cummins. Licensor holds an exclusive license under the Patents from Barry W. Cummins and can grant the licenses set forth herein under the terms thereof.

            (c) Except as provided herein, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to the Intellectual Property in the Field of Use, with the exception of the Wynn Starr Agreement.

            (d) To the Knowledge of the Licensor, the Patents are valid and enforceable.

            (e) Licensor makes no warranty or representation that the use of the Intellectual Property by Tasker, Tasker Products or any of their affiliates as provided herein will not infringe a patent, or similar type of intellectual property in any country, owned by, or claimed to be owned by, any third party.

            (f) Licensor makes no warranty or representation that the use of the Intellectual Property by Tasker, Tasker Products or any of their affiliates as provided herein does not infringe any copyrights or trade secret rights of any third party.

      13.2  Warranty  and   Representation   of  Tasker.   Tasker  warrants  and
            represents that it has the necessary corporate authority and authorization to enter into this Agreement.

      13.3  Warranty and  Representation  of Tasker  Products.  Tasker  Products
            warrants  and  represents  that  it  has  the  necessary   corporate
            authority and authorization to enter into this Agreement.

14.   Indemnification.

      14.1 Tasker and Tasker Products, jointly and severally, shall indemnify, defend and hold Licensor, its affiliates, members, officers, employees and agents harmless from and against any and all claims, causes of action, proceedings and litigation, whether or not credible or well-founded, that a Product or Service sold by Tasker, Tasker Products or any of their affiliates has violated a statute, regulation or law of any jurisdiction. In addition, Tasker and Tasker Products, jointly and severally, shall indemnify, defend and hold Licensor, its affiliates, members, officers, employees and agents harmless from and against any and all claims, proceedings, causes of action and litigation, whether or not credible or well-founded, that relate to or arise out of any allegation that:

            (a) The use by Tasker, Tasker Products or any of their affiliates of the Intellectual Property infringes any claim of any patent or similar intellectual property in any country allegedly owned by a third party; or

            (b) The use by Tasker, Tasker Products or any of their affiliates of the Intellectual Property infringes any copyrights or trade secret rights allegedly owned by any third party.

      14.2 Licensor shall indemnify, defend and hold Tasker, Tasker Products, and their respective affiliates, officers, employees and agents harmless from and against any and all claims, causes of action, proceedings and litigation, whether or not credible or well-founded, that a Base Concentrate or Derivative Products made, used, offered for sale, sold, imported, or exported by Licensor has violated a statute, regulation or law of any jurisdiction. In addition, Licensor shall indemnify, defend and hold Tasker, Tasker Products, and their respective affiliates, officers, employees and agents harmless from and against any and all claims, proceedings, causes of action and litigation, whether or not credible or well-founded, that relate to or arise out of any allegation that:

            (a) The use by Licensor of the Base Concentrate or any Derivative Products infringes any claim of any patent or similar intellectual property in any country allegedly owned by a third party; or

            (b) The use by Licensor of the Base Concentrate or Derivative Products infringes any copyrights or trade secret rights allegedly owned by any third party.

15. Confidentiality. The following Confidentiality provisions shall apply during the term of this Agreement.

      15.1 Each Party may provide the other Parties with access to Confidential Information (as such term is defined in Section 15.2, below). Each Party understands and agrees that the Party providing ------------- such Confidential Information (the "Providing Party") owns all such Confidential Information and that the Providing Party desires to protect the confidential and proprietary nature of that Confidential Information. As a condition to receiving such information, each Party agrees on behalf of itself and its Representatives (as such term is defined in Section 15.3, below) to ------------- keep confidential all Confidential Information of the other Parties. Except as contemplated by the terms of this Agreement, no Party receiving Confidential Information (the "Receiving Party") will copy, distribute, furnish or otherwise disclose any Confidential Information of the Providing Party to any persons who are not the Receiving Party's Representatives without the specific written permission of the Providing Party.

      15.2 As used herein, "Confidential Information" means any and all trade secrets and other private, confidential or proprietary information that is owned or controlled by the Providing Party and/or its customers or licensors and that has not been publicly disclosed or has not otherwise become common or public knowledge, including such information of third parties in the possession of the Providing Party that the Providing Party is under an obligation to keep confidential. Confidential Information may be in intangible form, such as unrecorded knowledge, ideas, conceptions or information communicated orally or by visual observation, or may be embodied in tangible form, such as documents, notes, memoranda, reports, lists, records, drawings, sketches, formulae, models, training materials, specifications, photographs, graphic representations or other information recorded or communicated by electronic, magnetic, optical or other media.

      15.3  Each  Party  agrees  that  now and at all  times in the  future  all
            Confidential Information shall be held in strict confidence and disclosed only to those directors, officers, members, employees, agents, affiliates, advisors, accountants and attorneys of such Party (each of the foregoing, a "Representative") whose duties reasonably require access to such information, and that each Party shall use Confidential Information only in connection with its performance under this Agreement. Each Party shall protect Confidential Information using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, disclosure or duplication of such Confidential Information as such Party uses to protect its own confidential information. Confidential Information shall be returned to the Providing Party or destroyed upon the Providing Party's request upon termination of this Agreement.

      15.4 No Receiving Party shall be obligated hereunder to hold in confidence any Confidential Information of the Providing Party that:
            (i) is or becomes generally available to the public other than as a result of disclosure by the Receiving Party or its Representative(s) in breach of this Agreement; (ii) the Receiving Party can demonstrate was obtained by it from a non-confidential source prior to the receipt of such information from the Providing Party or the Representative(s) thereof; (iii) is properly received by the Receiving Party on a non-confidential basis from any third party who is not prohibited from transmitting the information by a contractual, legal or fiduciary obligation; (iv) the Providing Party agrees in writing is free of restrictions on disclosure; (v) is independently developed by the Receiving Party or its licensees without breach of this Agreement or (vi) is required to be disclosed by applicable law, judicial or other legally binding administrative decree, provided that the Party so required shall (to the extent permitted by law), provide advance notice to the Providing Party of such mandatory disclosure and that the Providing Party is given an opportunity to object to any such disclosure.

16. Term. This Agreement and the licenses granted herein shall terminate automatically on the expiration date of the last to expire of the Patents (the "Termination Date"). However, in the event of the grant of a Patent Term Extension of any Patents, this Agreement shall stay in force and effect after the Termination Date only with respect to a product that was subject to a regulatory review period upon which any such Patent Term Extension was based, but shall otherwise have no force and effect with respect to other products after the Termination Date.

17. Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier or by facsimile (which is confirmed) to the respective Parties at the following address or fax number (or at such other address for a Party as shall be specified by like notice).

         If to Tasker or Tasker Products:   Chief Financial Officer
                                            Tasker Capital Corp.
                                            39 Old Ridgebury Road, Suite 14
                                            Danbury, CT  06810-5116
                                            Facsimile: 203.546.3427

         If to Licensor:                    Pharlo IP, LLC
                                            96 Willard Street
                                            Suite 101
                                            Cocoa, FL 32922
                                            Facsimile: 321.639.0488
                                            Attention:  David Dickinson

Such notices shall be deemed to have been received five (5) business days after mailing if forwarded by mail or on the day of receipt if delivered by hand. The address of any Party may be changed by giving notice to the other Parties in accordance with the foregoing.

18.   Miscellaneous.

      18.1 Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the law of the state of New York, without regard to the conflict of laws principles thereof. All controversies arising from or relating to this Agreement or the performance or breach thereof shall be finally resolved through arbitration in New York City, New York, under and subject to the commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and shall be conducted in the English language. The arbitration shall be before a panel of three (3) arbitrators, chosen according to the rules of the AAA from among its Panel of Commercial Arbitrators within two (2) weeks of the first filing before the AAA, each of whom shall be and remain independent of the Parties. Licensor shall appoint one arbitrator, Tasker and Tasker Products shall appoint one arbitrator, and the two appointed arbitrators shall choose the third arbitrator who will act as the chairperson of the arbitration. If the two arbitrators appointed by the Parties are not able to agree on the third arbitrator within thirty (30) calendar days from the date that the last such arbitrator was appointed, the third arbitrator shall be appointed by the AAA.

      18.2 Independent Contractor. The relationship between the Parties shall be that of independent contractors. Nothing in this Agreement shall create, or be deemed to imply the creation of, any partnership, joint venture or other relationship. No Party shall have the authority to incur any obligation, contractual or otherwise, in the name or on behalf of another Party except as contemplated herein.

      18.3 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      18.4 Entire Agreement; Binding Effect. This Agreement, the Asset Purchase Agreement and the documents executed in connection therewith, constitute the entire agreement between the Parties as to the subject matter contained herein and supersedes all other agreements between the Parties concerning such subject matter.

      18.5 Assignment; No Third-Party Beneficiaries. This Agreement shall be binding on any successors of the Parties. Licensor shall have the right to assign its interests in this Agreement (including the grant of sub-licenses by Licensor hereunder) to any other party who is not a competitor of Tasker within the Field of Use. Licensor shall not have the right to assign its interests in this Agreement (including the grant of sub-licenses by Licensor hereunder) to any other party who is a competitor of Tasker within the Field of Use, unless the prior written consent of Tasker is obtained, which consent will not be unreasonably withheld. Tasker and Tasker Products shall have the right to assign their respective interests in this Agreement (including the grant of sub-licenses by Tasker Products hereunder) to any other party who is not a competitor of Licensor outside the Field of Use. None of Tasker or Tasker Products shall have the right to assign its interests in this Agreement (including the grant of sub-licenses by Tasker Products hereunder) to any other party who is a competitor of Licensor outside the Field of Use, unless the prior written consent of Licensor is obtained, which consent will not be unreasonably withheld. This Agreement is not intended to, and shall not, confer upon anyone other than the Parties and their lawful successors, assigns, and sub-licensees any legal or equitable rights, benefits, claims or remedies of any nature.

      18.6 Amendment and Waiver. This Agreement shall not be modified except by a written agreement dated subsequent to the Effective Time and signed on behalf of the Parties. No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by the Party to be charged.

      18.7 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination by a court of competent jurisdiction or other authority that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      18.8 Termination of Agreement. Without limiting Section 18.4, upon the Effective Time, all of Tasker's obligations under any and all license agreements with Licensor or PCTI (other than the Wynn Starr Agreement, but including the Exclusive Field of Use License Agreement dated as of September 16, 2004, as amended, by and among PCTI, Licensor and Tasker (the "September 16, 2004 License Agreement") and the Exclusive Field of Use License Agreement dated as of September 20, 2004, as amended, by and among PCTI, Licensor, and Tasker (the "September 20, 2004 License Agreement")) and all agreements between Licensor and any of its affiliates with respect to the subject matter hereof shall terminate and be of no further force or effect, except that (i) the sections of the September 16, 2004 License Agreement and Tasker's obligations under the September 16, 2004 License Agreement contemplated to survive termination thereof in Section 8.04 thereof, will remain in full force and effect, and (ii) the sections of the September 20, 2004 License Agreement and Tasker's obligations under the September 20, 2004 License Agreement contemplated to survive termination thereof in
            Section 8.04 thereof, will remain in full force and effect.


                           [Signature page to follow]

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above to be effective as of the Effective Time.



TASKER CAPITAL CORP.                        PHARLO IP, LLC

By ________________                                  By ___________________

Its ________________                                 Its ___________________



TASKER PRODUCTS IP HOLDING CORP.

By ________________

Its ________________



Acknowledged and agreed with respect to Sections 9.2 and 9.3 only:


-------------------------
Barry Cummins



Acknowledged and agreed with respect to Section 18.8 only:

Pharlo Citrus Technologies, Inc.

By:_______________________

Name:_____________________

Title:______________________

SCHEDULE A

1. U.S. No. 5,989,595

2. U.S. No. 6,242,011

3. Reissue application of 6,242,011

                                   SCHEDULE B

Field of Use

      1. Pre-harvest food processing and safety applications, including treatment for plants and animals

      2. Post-harvest food processing and safety applications, including treatment for plants and animals, including the following:

      a. antimicrobial processing aide and food additive including specific seafood applications, and

      b.    antimicrobial for airborne contaminants on cooked food

      3.    Breath and mouthwash applications

      4.    Hangover and alcohol abatement applications

      5.    Topical  palliative  for  dermatological  disorders,  including skin
            moisturizing   applications,   anti-wrinkle  applications  and  burn
            treatment applications

      6.    Pet product applications

      7.    Antimicrobial water treatment applications